EXHIBIT 16.1

[COMPANY LOGO]


                                                        DELOITTE & TOUCHE LLP
                                                        201 EAST KENNEDY BLVD.
                                                        SUITE 1200
                                                        TAMPA, FL 33602


                                                        Tel: (813) 273-8300
                                                        Fax: (813) 229-7698
                                                        www.us.deloitte.com


July 1, 2004



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.   20549

Dear Sirs/Madams:

We have read Item 4 of Cumberland Technologies, Inc.'s Form 8-K/A dated July 1, 2004, and have the following comments:

1. We agree with the statements made in the third, fourth, fifth, seventh and tenth paragraphs.

2. We have no basis on which to agree or disagree with the statements made in the first, second, eighth and ninth paragraphs.

3. We have no comment with regards to the statements made in the sixth paragraph.


Yours truly,


/s/ Deloitte & Touche LLP